As filed with the Securities and Exchange Commission on November 10, 2005

Registration No. 333-129217

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM F-1

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

VIMICRO INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	3674	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

15/F Shining Tower

No. 35 Xueyuan Road, Haidian District

Beijing 100083, People’s Republic of China

(8610) 6894-8888

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 664-1666

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David T. Zhang, Esq. John A. Otoshi, Esq. Latham & Watkins LLP 41st Floor, One Exchange Square 8 Connaught Place Central, Hong Kong S.A.R., China (852) 2522-7886	John G. Crowley, Esq. Davis Polk & Wardwell 18th Floor, The Hong Kong Club Building 3A Chater Road Central, Hong Kong S.A.R., China (852) 2533-3300

Approximate date of commencement of proposed sale to the public:

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)(2)		Amount of registration fee
Ordinary shares, par value US$0.0001 per share(3)	US$	130,021,099	US$	15,419

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933.
(2)	Includes ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public, and also includes ordinary shares that may be purchased by the underwriters pursuant to an over-allotment option. These ordinary shares are not being registered for the purpose of sales outside the United States.
(3)	American depositary shares issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No.333-129305). Each American depositary share represents four ordinary shares.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Articles of Association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own willful neglect or default.

Pursuant to the form of indemnification agreements filed as Exhibit 10.2 to this Registration Statement, we will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The form of Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities (including options to acquire our ordinary shares). We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering.

Purchaser	Date of Sale or Issuance	Number of Securities	Consideration (US$)	Underwriting Discount and Commission
South Light Holdings Limited	November 19, 2004	208,340 Ordinary	25,792.49	N/A

Hangzhouvision Technology Limited	November 19, 2004	1,250,000 Ordinary	154,750.00	N/A

Xiyou Holdings Limited	November 19, 2004	1,250,000 Ordinary	154,750.00	N/A

Henry New Enterprises Co., Limited	November 19, 2004	1,250,000 Ordinary	154,750.00	N/A

Dayue International Company Limited	November 19, 2004	1,250,000 Ordinary	154,750.00	N/A

Eagle Honest Developments Limited	November 19, 2004	2,500,000 Ordinary	309,500.00	N/A

Oriental Yihui Technology Limited	November 19, 2004	2,277,500 Ordinary	281,954.50	N/A

Xiang Yu	November 19, 2004	222,500 Ordinary	27,545.50	N/A

Purchaser	Date of Sale or Issuance	Number of Securities	Consideration (US$)	Underwriting Discount and Commission
Huana Investment Inc.	November 19, 2004	437,500 Ordinary	54,162.50	N/A

Century Glory Holdings Limited	November 19, 2004	2,062,500 Ordinary	255,337.50	N/A

Spring River Investment Inc.	November 19, 2004	3,125,000 Ordinary	386,875.00	N/A

Great Venture International Limited	November 19, 2004	3,125,000 Ordinary	386,875.00	N/A

Pioneer Leader Trading Limited	November 19, 2004	4,025,192 Ordinary	498,318.76	N/A

Printout Technology	November 19, 2004	3,474,808 Ordinary	430,181.23	N/A

Vimicro Shenzhen Corporation	November 19, 2004	1,875,000 Ordinary	232,125.00	N/A

Vimicro Shanghai Corporation	November 19, 2004	2,500,000 Ordinary	309,500.00	N/A

Vimicro Tianjin Corporation	November 19, 2004	7,947,110 Ordinary	983,852.21	N/A

Infotech Ventures Cayman Company Limited	November 19, 2004	4,000,000 Ordinary	495,200.00	N/A

Infotech Ventures Cayman Company Limited	November 19, 2004	8,500,000 Ordinary	1,052,300.00	N/A

Infotech Ventures Cayman Company Limited	November 19, 2004	8,500,000 Warrants (to purchase Ordinary Shares)	—	N/A

Vimicro Beijing Corporation	November 19, 2004	16,429,480 Ordinary	2,033,969.62	N/A

Di-Hwa Tien	October 13, 2004	312,500 Ordinary	0.38% Equity Interest in Vimicro China	N/A

Power Pacific (Mauritius) Limited	October 13, 2004	12,500,000 Ordinary	15.22% Equity Interest in Vimicro China	N/A

Hsia Revocable Trust of Victor Hsia and Virginia Hsia	October 13, 2004	156,250 Ordinary	0.19% Equity Interest in Vimicro China	N/A

Ping Keung Ko	October 13, 2004	156,250 Ordinary	0.19% Equity Interest in Vimicro China	N/A

Purchaser	Date of Sale or Issuance	Number of Securities	Consideration (US$)	Underwriting Discount and Commission
Palio Management Group Co., Ltd.	October 13, 2004	62,500 Ordinary	0.08% Equity Interest in Vimicro China	N/A

Lap Lee	October 13, 2004	1,250,000 Ordinary	1.52% Equity Interest in Vimicro China	N/A

General Atlantic Partners (Bermuda), L.P.	October 13, 2004	8,489,745 Series A Convertible Preferred	$13,564,379	N/A

GAP-W International, LLC	October 13, 2004	3,076,354 Series A Convertible Preferred	$4,915,204	N/A

GAP Coinvestments, III, LLC	October 13, 2004	612,611 Series A Convertible Preferred	$978,791	N/A

GAP Coinvestments IV, LLC	October 13, 2004	169,537 Series A Convertible Preferred	$270,876	N/A

GapStar, LLC	October 13, 2004	156,471 Series A Convertible Preferred	$249,999	N/A

GAPCO GmbH & Co., KG	October 13, 2004	12,987 Series A Convertible Preferred	$20,750	N/A

Gartner Technology Ltd	October 13, 2004	312,943 Series A Convertible Preferred	$500,000	N/A

Fujitsu Microelectronics Asia Pte Ltd	October 13, 2004	625,885 Series A Convertible Preferred	$1,000,000	N/A

Capital Group Resources Ltd	October 13, 2004	312,943 Series A Convertible Preferred	$500,000	N/A

Li Dong	October 13, 2004	31,294 Series A Convertible Preferred	$50,000	N/A

Sure Tech Investment Ltd	October 13, 2004	125,177 Series A Convertible Preferred	$200,000	N/A

A&E Investment LLC.	October 13, 2004	62,589 Series A Convertible Preferred	$100,000	N/A

Purchaser	Date of Sale or Issuance	Number of Securities	Consideration (US$)	Underwriting Discount and Commission
Donald L. Lucas TTEE, Donald L. Lucas & Lygia S. Lucas Trust DTD 12-3-84	October 13, 2004	312,943 Series A Convertible Preferred	$500,000	N/A

Tak Hing David Chan	October 13, 2004	480,680 Series A Convertible Preferred	$768,000	N/A

Hui Yin	October 13, 2004	312,943 Series A Convertible Preferred	$500,000	N/A

Tiemin Zhao	October 13, 2004	12,518 Series A Convertible Preferred	$20,000	N/A

Junien Labrousse	October 13, 2004	46,941 Series A Convertible Preferred	$75,000	N/A

Stephen E. Stonefield	October 13, 2004	62,589 Series A Convertible Preferred	$100,000	N/A

Certain directors, employees and consultants of the Registrant	March 17, 2004	Options to purchase a total of 19,897,948 ordinary shares	N/A	N/A

Certain directors, employees and consultants of the Registrant	October 14, 2004	Options to purchase a total of 7,238,497 ordinary shares	N/A	N/A

Certain employees and consultants of the Registrant	January 31, 2005	Options to purchase a total of 238,200 ordinary shares	N/A	N/A

Certain employees and consultants of the Registrant	May 2, 2005	Options to purchase a total of 991,000 ordinary shares	N/A	N/A

Certain employees and consultants of the Registrant	August 12, 2005	Options to purchase a total of 1,045,100 ordinary shares	N/A	N/A

Certain employees and consultants of the Registrant	October 28, 2005	Options to purchase a total of 1,138,400 ordinary shares	N/A	N/A

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

Exhibit Number		Description of Document
1.1	**	Form of Underwriting Agreement
3.1	*	Memorandum and Articles of Association of the Registrant, as currently in effect
3.2	*	Amended and Restated Memorandum and Articles of Association of the Registrant
4.1	*	Registrant’s Specimen American Depositary Receipt (included in Exhibit 4.3)
4.2	*	Registrant’s Specimen Certificate for Ordinary Shares
4.3	*	Form of Deposit Agreement among the Registrant, the depositary and holder of the American Depositary Receipts
4.4	*	Form of Shareholding Transfer Agreement, dated as of March 17, 2004, among the Registrant and other parties therein
4.5	*	Reorganization and Subscription Agreement, dated as of March 17, 2004, among the Registrant and other parties therein
4.6	*	Shareholders Agreement, dated as of October 12, 2004, among the Registrant and other parties therein
4.7	*	Registration Rights Agreement, dated as of October 12, 2004, among the Registrant and other parties therein
5.1	*	Opinion of Maples and Calder regarding the validity of the ordinary shares being registered
8.1	*	Opinion of Latham & Watkins LLP regarding certain U.S. tax matters
10.1	*	2004 Share Option Plan
10.2	*	2005 Share Incentive Plan
10.3	*	Form of Indemnification Agreement with the Registrant’s directors
10.4	*	Form of Employment and Confidentiality Agreement between the Registrant and a Senior Executive Officer of the Registrant
21.1	*	Subsidiaries of the Registrant
23.1	*	Consent of PricewaterhouseCoopers Zhong Tian CPAs Limited Company, Independent Registered Public Accounting Firm
23.2	*	Consent of Maples and Calder (included in Exhibit 5.1 hereof)
23.3	*	Consent of Latham & Watkins LLP (included in Exhibit 8.1 hereof)
23.4	*	Consent of King & Wood
24.1	*	Powers of Attorney (included on signature page)

*	Filed previously.
**	Filed herewith.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against pubic policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, People’s Republic of China, on November 10, 2005.

VIMICRO INTERNATIONAL CORPORATION

By:	/s/ Zhonghan (John) Deng
Name:	Zhonghan (John) Deng
Title:	Chairman of the Board/Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Zhonghan (John) Deng Zhonghan (John) Deng	Chairman of the Board / Chief Executive Officer (principal executive officer)	November 10, 2005

/s/ * Xiaosong (Jonathan) Zhang	Chief Financial Officer (principal financial and accounting officer)	November 10, 2005

/s/ * Xiaodong (Dave) Yang	Director	November 10, 2005

/s/ * Zhaowei (Kevin) Jin	Director	November 10, 2005

/s/ * Hui (Tom) Zhang	Director	November 10, 2005

/s/ * Changyong (Robert) Chen	Director	November 10, 2005

/s/ * Theodore Van Duzer	Director	November 10, 2005

/s/ * Vince Feng	Director	November 10, 2005

/s/ * Donald L. Lucas	Director	November 10, 2005

/s/ * Victor Yang	Director	November 10, 2005

Signature	Title	Date

/s/ * Donald J. Puglisi Title: Managing Director, Puglisi & Associates	Authorized Representative in the United States	November 10, 2005

* By: /s/ Zhonghan (John) Deng Zhonghan (John) Deng Attorney-in-Fact	Director	November 10, 2005

*	See Power of Attorney executed by each such person on the Registration Statement on Form F-1 previously filed with the Securities and Exchange Commission on October 24, 2005, appointing Zhonghan (John) Deng and Xiaodong (Dave) Yang, and each of them severally, as attorneys-in-fact with full power to sign this and any and all amendments, including post-effective amendments to this registration statement and Rule 462(b) supplemental registration statements.

VIMICRO INTERNATIONAL CORPORATION

EXHIBIT INDEX

Exhibit Number		Description of Document
1.1	**	Form of Underwriting Agreement

3.1	*	Memorandum and Articles of Association of the Registrant, as currently in effect

3.2	*	Amended and Restated Memorandum and Articles of Association of the Registrant

4.1	*	Registrant’s Specimen American Depositary Receipt (included in Exhibit 4.3).

4.2	*	Registrant’s Specimen Certificate for Ordinary Shares

4.3	*	Form of Deposit Agreement among the Registrant, the depositary and holder of the American Depositary Receipts

4.4	*	Form of Shareholding Transfer Agreement, dated as of March 17, 2004, among the Registrant and other parties therein

4.5	*	Reorganization and Subscription Agreement, dated as of March 17, 2004, among the Registrant and other parties therein

4.6	*	Shareholders Agreement, dated as of October 12, 2004, among the Registrant and other parties therein

4.7	*	Registration Rights Agreement, dated as of October 12, 2004, among the Registrant and other parties therein

5.1	*	Opinion of Maples and Calder regarding the validity of the ordinary shares being registered

8.1	*	Opinion of Latham & Watkins LLP regarding certain U.S. tax matters

10.1	*	2004 Share Option Plan

10.2	*	2005 Share Incentive Plan

10.3	*	Form of Indemnification Agreement with the Registrant’s directors

10.4	*	Form of Employment and Confidentiality Agreement between the Registrant and a Senior Executive Officer of the Registrant

21.1	*	Subsidiaries of the Registrant

23.1	*	Consent of PricewaterhouseCoopers Zhong Tian CPAs Limited Company, Independent Registered Public Accounting Firm

23.2	*	Consent of Maples and Calder (included in Exhibit 5.1 hereof)

23.3	*	Consent of Latham & Watkins LLP (included in Exhibit 8.1 hereof)

23.4	*	Consent of King & Wood

24.1	*	Powers of Attorney (included on signature page)

*	Filed previously.
**	Filed herewith.